Exhibit 99.1

[Opteum Inc. Logo]

OPTEUM INC. SELLS EQUITY STAKE IN OPTEUM FINANCIAL SERVICES;
EXPECTS SUBSTANTIAL MORTGAGE ORIGINATION COST SAVINGS

VERO BEACH, FL (December 21, 2006) — Opteum Inc. (NYSE:OPX) (“Opteum” or the “Company”), a real estate investment trust (“REIT”) that operates an integrated mortgage-related securities investment portfolio and mortgage origination platform, today announced that it has sold a 7.5% non-voting limited liability company membership interest in the Company’s wholly owned subsidiary, Opteum Financial Services, LLC (“OFS”), to Citigroup Global Markets Realty Corp. (“Citigroup Realty”), a unit of Citigroup Corporate and Investment Banking, for $4,125,000. The Company also granted Citigroup Realty the option, exercisable at any time before December 21, 2007, to purchase an additional 7.49% non-voting limited liability company membership interest in OFS for $4,119,500. Separately, the Company today announced that it expects substantial cost savings at OFS as a result of amendments to OFS’ funding facilities with Citigroup Realty.

“We are thrilled that Citigroup Realty, a subsidiary of a world-class financial institution, has partnered with us to drive profitable growth at OFS,” said Jeffrey J. Zimmer, Chairman, President and Chief Executive Officer of Opteum Inc. “We continue to believe in the value of the OFS franchise and are excited by Citigroup Realty’s strong vote of confidence.”

“At OFS, we have long considered Citigroup Realty a strategic business partner and are eager to expand our relationship with them,” added Peter R. Norden, Senior Executive Vice President of Opteum Inc. and President and Chief Executive Officer of OFS. “With lower funding costs and even greater access to capital, we are well positioned to profitably increase our market share as we leverage our multi-channel mortgage origination platform.”

Jim De Mare, head of non-agency mortgages at Citigroup Corporate and Investment Banking, said, “We have worked closely with Opteum Financial Services over the last few years and are excited to partner with them and formalize this alliance.”

For further information, please refer to the Company’s filings with the Securities and Exchange Commission. These filings are available on the Company’s website at www.opteum.com under the “Investor Information” page and also may be obtained at www.sec.gov.

About Opteum
Opteum Inc. is a REIT, which operates an integrated mortgage-related investment portfolio and mortgage origination platform. The REIT invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). It attempts to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. Opteum’s mortgage origination platform, Opteum Financial Services, LLC, originates, buys, sells, and services residential mortgages from offices throughout the United States and operates as a taxable REIT subsidiary.

About Citigroup
Citigroup, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup’s trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Opteum Inc.’s filings with the Securities and Exchange Commission, including Opteum Inc.’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Opteum Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:
Opteum Inc.
Chief Financial Officer
Robert E. Cauley, 772-231-1400
www.opteum.com